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                                                                     Exhibit 8.2

                     [HUGHES HUBBARD & REED LLP LETTERHEAD]

                                                               September 9, 1999

Pennsylvania Enterprises, Inc.
One PEI Center
Wilkes-Barre, Pennsylvania 18711-0601

Ladies and Gentlemen:

   Reference is made to the Registration Statement of Southern Union Company, a Delaware corporation ("SUG"), on Form S-4 (the "Registration Statement"), as amended or supplemented through the date hereof, and the proxy statement/prospectus included therein (the "Proxy Statement/Prospectus"), relating to the merger (the "Merger") of Pennsylvania Enterprises, Inc., a Pennsylvania corporation, with and into SUG.

   We have participated in the preparation of the discussion set forth in the section of the Proxy Statement/Prospectus entitled "The Merger--Significant U.S. Federal Income Tax Consequences of the Mergers." In our opinion, such discussion, insofar as it relates to the federal income tax consequences of the Merger, is accurate in all material respects.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to us contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Hughes Hubbard & Reed LLP

EDC:sem

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